Exhibit 10.10

SALES AGREEMENT

THIS AGREEMENT (the “Sales Agreement”) is made as of April 23, 2008 by and between Xenacare Holdings, Inc., a Florida corporation having a principal place of business of 14000 Military Trail, Suite 104, Delray Beach, Florida 33484 on the one hand (the “Purchaser”), and Pure Laboratories, LLC, a Florida limited liability company having a principal place of business of 8100 S.W. 81st Drive, Suite 210, Miami, Florida 33143 (the “Company”), on the other hand.  Unless otherwise provided, capitalized terms used herein are defined in Article 4 below.

WHEREAS, subject to the terms and conditions set forth herein, Purchaser desires to acquire the Assets (as defined herein below) of the Company subject to the terms and conditions of this Sales Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE OF THE INTELLECTUAL PROPERTY

1.1

Purchase.  At the closing of the transaction contemplated by this Sales Agreement (the “Closing”), upon the terms and subject to the conditions set forth in this Sales Agreement, the Company shall issue, sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from the Company:  (i) all rights in and to the United States Trademark SUN PILL having U.S. Serial Number 78564955; (ii) all rights in and to the domain name www.sunpill.com; (iii) all rights in and to the United States Trademark SUN DEFENSE having U.S. Serial Number 78564985; and the rights to any formulas related to the trademarks above.

1.2

Purchase Price.  The aggregate purchase  price for the Assets is the greater of the sum of Two Million Five Hundred Thousand U.S. Dollars ($2,500,000) and/or Five Percent (5%) of the Gross Sales (defined herein as the Gross wholesale price of each product unit sold bearing any of the trademarks set forth in Paragraph 1.1 hereinabove or related to or competitive with any of the Assets set forth in Paragraph 1.1 hereinabove less returns (the “Consideration”) to be paid to the Company by the Purchaser in the following manner over a ten (10) year period on a quarter annum basis (said period to commence immediately upon complete execution of this Sales Agreement).  The Purchaser shall pay to the Company the greater of Sixty-Two Thousand Five Hundred U.S. Dollars ($62,500) per quarter annum and/or Five Percent (5%) of the Gross Sales Price.  The minimum guarantee for the first 12 months from the signing of this contract will be One Hundred Fifty Thousand U.S. Dollars ($150,000) and/or 5% of Gross Sales whichever is greater.

1.3

Time and Place of Closing.  Closing shall take place at the offices of the Company on the date this Sales Agreement is executed and delivered by the parties hereto or on such other date as is mutually agreeable to Purchaser and the Company.  The date of the Closing is herein referred to as the “Closing Date.”

1.4

Manner of Delivery.  At or immediately after the Closing, the Company shall deliver to Purchaser the original U.S Trademark Registration Certificates for U.S. Serial Number 78564955 and U.S. Serial Number 78564985 and any other of the Assets existing in a physical form.  The Purchaser is responsible for filing the requisite assignment agreement for said U.S. Serial Number with the United States Patent and Trademark Office.  The Company agrees to reasonably assist in the completion of the paperwork required to file said assignment with the United States Patent and Trademark Office.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

The Company represents and warrants to Purchaser that:  (a) The Assets are owned One Hundred Percent (100%) by the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES CONCERNING PURCHASER

3.1

Purchaser represents and warrants to the Company that Purchaser has all requisite power and authority to execute and deliver this Sales Agreement.

3.2

Knowledge and Experience.  Purchaser is a sophisticated investor with sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits, risks and suitability of the purchase of the Assets, and has evaluated the merits, risks and suitability of such a purchase.  Purchaser has expertise in, and is not relying on, the Company with respect to the corporate, tax, legal, regulatory and economic considerations involved in its purchase of the Assets.  Purchaser is dealing with the Company on a professional basis and neither the Company nor any of its Affiliates or representatives is acting as a fiduciary or advisor to Purchaser with respect to this Sales Agreement or any of the transactions contemplated hereby.

3.3

No Other Representations or Warranties.  No representations or warranties have been made to Purchaser by the Company or any director, officer, employee, agent or Affiliate of the Company other than the limited representations of the Company set forth herein, and Purchaser understands, acknowledges and agrees that the Company makes no other representations and warranties of any kind or nature, expressed or implied, all of which are specifically disclaimed by the Company.  No representations or warranties have been made to Purchaser by the Company or any director, officer, employee, agent or Affiliate of the Company other than the limited representations of the Company set forth herein, and the Purchaser understands, acknowledges and agrees that the Company makes no other representations and warranties of any kind or nature, expressed or implied, all of which are specifically disclaimed by the Company.  Purchaser has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the Assets in connection with this Sales Agreement and the transaction contemplated hereby.

ARTICLE 4

DEFINITIONS

4.1

Definitions.  For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Assets” has the meaning set forth in Paragraph 1.1 hereinabove.

“Closing” has the meaning assigned to such term in Paragraph 1.1.

“Company” means Pure Laboratories, LLC, a Florida limited liability company.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority or any department, agency or political subdivision thereof.

“Purchase Price” has the meaning assigned to such term in Paragraph 1.2.

“Purchaser” means Xenacare Holdings, Inc., a Florida corporation.

ARTICLE 5

SECURITY INTEREST

5.1

The Purchaser hereby grants to the Company a security interest in all of the Purchaser’s right, title and interest in and to the Assets transferred under this Sales Agreement (the “Security Interest”).  The Purchaser hereby expressly authorizes the Company to record this security interest via form UCC-1 and requests that Commissioner for Trademarks and any other applicable government officer record this Sales Agreement with this security interest provision.  The Purchaser shall timely sign all agreements and other paperwork necessary to effectuate the Security Interest of the Company.  In the event that the Company exercises the Security Interest at its sole discretion and successfully regains all right, title and interest in and to the Assets, then the Purchaser shall no longer be responsible to pay any payments remaining due to Company (pursuant to Paragraph 1.2 hereinabove) after such date of Company’s successful exercise of the Security Interest.  Attached hereto as Exhibit “A” and hereby incorporated by reference as a part of this Agreement are copies of the original U.S. Trademark Certificates of Registrations for the Assets.

ARTICLE 6

MISCELLANEOUS

6.1

Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Sales Agreement shall be in writing and shall be deemed to have been given when personally delivered or by overnight courier to the parties at the following addresses or sent by facsimile, with confirmation received, to the facsimile numbers below (or at such other address or facsimile number for a party as shall be specified by like notice):

Notices to the Company:

Pure Laboratories, LLC

8100 S.W. 81st Drive, Suite 210

Miami, Florida 33143

With a courtesy copy to:

Melissa K. Dagodag, Esq.

1139 2e Street, Unit D

Santa Monica, California 90403

Facsimile:  (310) 828-6574

Notices to the Purchaser:

Xenacare Holdings, Inc.

14000 Military Trail, Suite 104

Delray Beach, Florida 33484

With copy to:

Charles Pearlman, ESQ.

Arnstein & Lehr LLP

200 East Los Olas Boulevard

Suite 1700

Fort Lauderdale, Florida 33301

Facsimile:  (954) 713-7700

6.2

Severability.  Any term or provision of this Sales Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Sales Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

6.3

No Strict Construction.  The language used in this Sales Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

6.4

Amendment and Waiver.  Any provision of this Sales Agreement may be amended or waived only in writing signed by Purchaser and the Company.  No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

6.5

Complete Agreement.  This Sales Agreement and the documents referred to herein contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

6.6

Counterparts.  This Sales Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Sales Agreement by facsimile shall be effective as delivery of a manually executed counterpart hereof

6.7

Survival; Termination of Covenants.  The covenants and agreements of the Company and Purchaser under this Sales Agreement shall survive in accordance with their terms.

6.8

Indemnification.  Upon the signature of this Sales Agreement by both parties hereto, the Purchaser assumes from such date of signature forward all rights and responsibilities of or relating to the Assets.  From February 9, 2007 onward the Purchaser hereby agrees to indemnify, defend and hold harmless the Company and its officers, agents and representatives from and against any and all claims, liabilities, judgments, penalties, losses, costs, damages and expenses in connection with or relating to the manufacturing, sale, distribution, marketing and/or advertising of the products of or relating to the Assets.  Further, upon the complete execution of this Sales Agreement by both parties hereto the Purchaser hereby agrees to indemnify, defend and hold harmless the Company and its officers, agents and representatives from and against any and all claims of or related to the subject matter of this Sales Agreement including, without limitation, all attorneys’ fees and expenses asserted against, resulting to, or imposed upon or incurred by the Company by reason of or resulting from a breach of any representation or warranty of Purchaser contained in this Sales Agreement.  For any claims, liabilities, judgments, penalties, losses, costs, damages and expenses in connection with or relating to the manufacturing, sale, distribution, marketing and/or advertising of the products of or relating to the Assets that occurred prior to February 9, 2007 the Company hereby agrees to indemnify, defend and hold harmless the Purchaser and its officers, agents and representatives.  Further, upon the complete execution of this Sales Agreement by both parties hereto the Purchaser hereby agrees to indemnify, defend and hold harmless the Company and its officers, agents and representatives from and against any and all claims of or related to the subject matter of this Sales Agreement including, without limitation, all attorneys’ fees and expenses asserted against, resulting to, or imposed upon or incurred by the Company by reason of or resulting from a breach of any representation or warranty of Purchaser contained in this Sales Agreement.

6.9

Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Sales Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Florida.

6.10

Submission to Jurisdiction.  All actions or proceedings arising in connection with this Sales Agreement may be tried and litigated in the applicable court in Miami-Dade County in the State of Florida.  Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the applicable court in the State of Florida shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy or proceeding.  Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in the Notices provision hereinabove.  Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

6.11

Descriptive Headings; Interpretation.  The descriptive headings of this Sales Agreement are inserted for convenience only and do not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.  The use of the word “including” in this Sales Agreement shall be by way of example rather than by limitation and shall be deemed to include the phrase “including without limitation.”

6.12

Construction of Certain Terms and Phrases.  Unless the context of this Sales Agreement otherwise requires:  (i) words of any gender include each other gender; (ii) unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Sales Agreement; and (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Sales Agreement.  Whenever this Sales Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

6.13

No Third Party Beneficiaries.  This Sales Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal, legal representatives, successors and permitted assigns, and the Indemnified Parties.

6.14

The Purchaser shall maintain at its own expense until the full amount of the Consideration set forth in Paragraph 1.2 hereinabove has been paid by the Purchaser to the Company a product liability insurance policy from a reputable insurance carrier providing protection of no less than Two Million U.S. Dollars ($2,000,000) per individual claim in broad liability coverage provided further that said policy will name the Company and its respective partners, employees, assignees, personal representatives and heirs as additional insureds.

6.15

This Sales Agreement supersedes the License Agreement between the parties hereto dated February 8, 2007.  The complete execution of this Sales Agreement further terminates said License Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Sales Agreement on the day and year first above written.

COMPANY:

PURE LABORATORIES, LLC

By:

/s/ Barry  Hechtman

Barry Hechtman, Authorized Signatory

PURCHASER:

XENACARE HOLDINGS, INC.

By:

Frank W. Rizzo

Frank W. Rizzo President